Exhibit 99.2

PRIVILEGED AND CONFIDENTIAL

FOR SETTLEMENT PURPOSES ONLY

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN
IN RE PROQUEST COMPANY SECURITIES LITIGATION	Master File No. 2:06-cv-10619 Hon. Avern Cohn
This Document Relates To: ALL ACTIONS

MEMORANDUM OF UNDERSTANDING

Lead Plaintiffs B.V. Brooks, John L. Marocchi and Sales Marketing Group, MMP ("Lead Plaintiffs"), on behalf of themselves and the Class (as hereinafter defined), by and through their undersigned counsel ("Co-Lead Counsel"), and defendants ProQuest Company ("ProQuest") (n/k/a Voyager Learning Company), Alan W. Aldworth, Kevin G. Gregory, James P. Roemer and Scott Hirth ("Defendants"), by and through their undersigned counsel ("Defendants' Counsel"), have reached an agreement-in-principle for the settlement of the above-captioned litigation (the "Action") on the terms set forth below and subject to court approval pursuant to Rule 23 of the Federal Rules of Civil Procedure. This Memorandum of Understanding ("MOU") is intended to be a binding agreement among Lead Plaintiffs, on behalf of themselves and the Class, and Defendants (collectively, the "Parties"), subject to (1) the Parties reaching agreement on the terms of final documentation including a Stipulation and Agreement of Settlement ("Stipulation") and accompanying papers that shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for the Parties and (2) preliminary and final approval by the Court as set forth herein.

1. For purposes of this settlement, the Class shall be defined as: all persons who purchased the publicly traded securities of ProQuest from February 20, 2001 through December14, 2006 (the "Class Period"). Excluded from the Class are Defendants, the officers and directors of ProQuest, at all relevant times during the Class Period, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which Defendants have or had a controlling interest. The Class shall be certified by stipulation for purposes of this settlement only, with full reservations of rights on all issues, including class certification, if this settlement is not finally approved by the Court.

2. Definitions:

a. Effective Date: The Effective Date shall be the date on which: (i) all conditions to the settlement have been satisfied; (ii) the Court has finally approved the settlement; and (iii) the expiration of the time allowed for appeal, motion or petition for reconsideration or review, or after all such appeals, motions or petitions have been exhausted and the settlement has been affirmed, such date being the Effective Date of the settlement.

b. Final Approval Date: the Final Approval Date shall be the date on which the Court enters a Final Order and Judgment, after notice and a hearing, giving final approval to this settlement.

c. Preliminary Approval Date: The Preliminary Approval Date shall be the date on which the Court enters an order preliminarily approving the Stipulation of Settlement and directing that notice of pendency and settlement be provided to the Class.

3. Defendants shall pay or cause to be paid, in settlement of the claims against Defendants, the sum of twenty million dollars ($20,000,000) in cash (the "Settlement Amount") within ten (10) business days after the Preliminary Approval Date and the receipt of adequate wire instructions.

4. The Parties hereto agree that, when due to be paid, the Settlement Amount will be deposited into an interest-bearing escrow account (the "Settlement Fund") which the Parties intend to be a Qualified Settlement Fund within the meaning of Treasury Regulation [Section] 1.468B-1. Co-Lead Counsel shall administer the account.

5. All reasonable costs and expenses of class notice and administration, up to $200,000 (the "Notice Expense Cap"), shall be paid from the Settlement Fund without further approval of the Court or the Defendants as incurred after the Preliminary Approval Date. The Court may increase the Notice Expense Cap if, despite the good faith efforts of the Parties to minimize expenses, it appears that reasonable costs and expense of notice and administration will be greater than $200,000.

6. If the Effective Date does not occur, the Settlement Amount, plus interest, less any reasonable amounts incurred for notice, up to the amount of the Notice Expense Cap, and/or taxes, shall revert to the persons or entities making the deposit(s) of the Settlement Amount.

7. This is not a "claims made" settlement; following final approval of the settlement, none of the Settlement Fund shall be returned to Defendants and/or such other persons or entities funding the settlement.

8. Co-Lead Counsel shall seek an award of attorneys' fees and expenses which, subject to Court approval, shall be paid to Co-Lead Counsel out of the Settlement Fund within five (5) business days after the Final Approval Date, notwithstanding the existence of any timely filed objections, appeal, or collateral attack on the settlement, subject to the obligation of Co-Lead Counsel to make appropriate refunds or repayments to the Settlement Fund plus accrued interest, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or expense award is reduced or reversed. Defendants shall take no position on Co-Lead Counsel's request for an award of attorneys' fees and reimbursement of expenses except as may be requested by the Court.

9. Lead Plaintiffs, on behalf of themselves, and all members of the Class shall dismiss the Action with prejudice and on the merits upon the Effective Date of the settlement and Lead Plaintiffs and all Class Members shall by operation of the Final Order and Judgment release and forever discharge Defendants and the current and former officers, directors, partners, members, parents, subsidiaries, controlling persons, affiliates, employees, agents, attorneys, auditors, underwriters, insurers, representatives, heirs, predecessors, successors in interest and assigns of any Defendant ("Released Parties") from any and all "Released Claims." Released Claims shall include any and all claims, debts, demands, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class, and/or individual in nature, including both known claims and unknown claims, (i) that have been asserted in this Action by Lead Plaintiffs and/or the members of the Class or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by Lead Plaintiffs and/or the members of the Class or any of them against any of the Released Parties which arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the First Consolidated Amended Class Action Complaint and relate to the purchase of the publicly traded securities of ProQuest during the Class Period. Defendants, on behalf of themselves and the Released Parties, shall release Lead Plaintiffs, the members of the Class and their counsel from any claims or costs relating to the institution, prosecution or settlement of the Action (except for claims to enforce the settlement) ("Settled Defendants' Claims"). Lead Plaintiffs and the members of the Class shall also release the Released Parties from any claims relating to the institution, prosecution, defense or settlement of the Action (except for claims to enforce the settlement).

10. All applications to a court with respect to any aspect of this settlement shall be presented to and determined by the United States District Court for the Eastern District of Michigan (the "Court"). Immediately upon execution of this MOU, the Parties shall advise the Court of the agreement embodied by this MOU.

11. Following execution of this MOU, the Parties and their counsel shall use reasonable efforts to finalize and execute the Stipulation. Promptly upon execution of the Stipulation, the Parties shall file the Stipulation and ancillary documents with the Court and apply for preliminary approval of the settlement and for the scheduling of a hearing for consideration of final approval of the settlement and Co-Lead Counsel's application for an award of attorneys' fees and expenses. The Parties shall use reasonable efforts to obtain preliminary and final Court approval of the settlement as soon as practicable. The Stipulation shall provide (among other terms) that: (a) the Court shall order preliminary approval of the Stipulation and direct that notice of pendency and settlement be provided to the Class; (b) Defendants have denied and continue to deny that they have committed any act or omission giving rise to any liability and/or violation of law, and state that they are entering into this settlement to eliminate the burden and expense of further litigation; (c) neither the settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions; (d) the allocation of the Settlement Fund among Class Members shall be subject to a plan of allocation to be proposed by Co-Lead Counsel and approved by the Court; (e) Co-Lead Counsel will apply to the Court for an award from the Settlement Fund of attorneys' fees and reimbursement of expenses; and (f) any decision by the Court concerning the amount of any fee award shall not affect the validity of the proposed settlement. Additionally, to the extent applicable, Defendants will timely comply with any notice provisions of the Class Action Fairness Act.

12. The Parties agree that the litigation is being settled voluntarily after consultation with competent legal counsel. Lead Plaintiffs, Defendants, and their counsel shall not make any applications for fees, costs or sanctions, pursuant to Rule 11, Rule 37, Rule 45, or any other court rule or statute, with respect to any claims or defenses in this Action or to any aspect of the institution, prosecution or defense of this Action. The Final Order and Judgment will contain a statement that each side shall bear its own costs unless otherwise specified in the Stipulation and that the Court finds that the Parties have litigated and settled the Action in conformity with Rule 11.

13. Co-Lead Counsel may designate the settlement claims administrator, subject to Court approval. Defendants shall provide, without any charge to Lead Plaintiffs or the Class, ProQuest's shareholder lists, as it or its transfer agent may possess, as appropriate for providing notice to the Class, in a format designated by the claims administrator for mailings, as soon as possible but no later than three (3) calendar days following the Parties' execution of the Stipulation.

14. Counsel for the Parties shall execute a Supplemental Agreement setting forth certain conditions under which the Settlement may be terminated by ProQuest if members of the Class holding an aggregate number of shares exceeding a specified number of shares of ProQuest's common stock purchased during the Class Period opt out of the Settlement. The Supplemental Agreement shall be confidential and shall not be filed of record unless a dispute arises as to its terms.

15. If the settlement outlined in this MOU does not receive preliminary approval by the Court on or before December 31, 2008, any party reserves the right, on ten (10) days' written notice to the other parties, to withdraw from the settlement. In the event of such a withdrawal or of termination pursuant to the Supplemental Agreement or otherwise: (a) the settlement shall be without prejudice, and none of its terms shall be effective or enforceable; (b) the Settlement Amount (to the extent it has been funded), plus interest, less any reasonable amounts incurred for notice, up to the amount of the Notice Expense Cap, and/or taxes, shall be returned to the person or entities paying it into the Settlement Fund with ten (10) business days pursuant to each of their written instructions; (c) the Parties shall revert to their litigation positions immediately prior to the execution of this MOU; and (d) the fact and terms of the MOU, Stipulation and this settlement shall not be admissible in any trial of this Action.

16. The settlement is conditioned upon receiving final judicial approval of the settlement by the Court.

17. This MOU shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflicts of laws principles thereof, to the extent that federal law does not apply. Any action based on this MOU or to enforce its terms shall be venued in the Court, which shall retain jurisdiction over all such disputes.

18. The terms of this MOU shall inure to the benefit of and be binding upon the Parties and their respective successors-in-interest.

19. This MOU may be executed in counterparts, including by signature transmitted by facsimile or electronic mail. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. The undersigned signatories represent that they have authority from their clients to execute this MOU. The terms of this MOU and settlement shall inure to and be binding upon the Parties, the Class and their successors in interest.

IT IS HEREBY AGREED by the undersigned as of July 22, 2008.

SCHIFFRIN BARROWAY TOPAZ &
KESSLER, LLP

/s/ Michael K Yarnoff

Michael K. Yarnoff, Esq.
Karen E. Reilly, Esq.
Jennifer L. Keeney, Esq.
280 King of Prussia Rd.
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (610) 667-7056

KAPLAN FOX & KILSHEIMER LLP

/s/ Joel B. Strauss

Frederic S. Fox, Esq.
Joel B. Strauss, Esq.
Jeffrey P. Campisi, Esq.
850 Third Avenue, 14th Floor
New York, NY 10022
Telephone: (212) 687-1980
Facsimile: (212) 687-7714

Co-Lead Counsel for Lead Plaintiffs and the Class

Daniel S. Sommers, Esq.
Matthew B. Kaplan, Esq.
COHEN, MILSTEIN, HAUSFELD & TOLL, P.L.L.C.

1100 New York Avenue, N.W.
West Tower, Suite 500
Washington, D.C. 2005
Telephone: (202) 408-4600
Facsimile: (202) 408-4699

Additional Plaintiffs' Counsel

LATHAM & WATKINS LLP

/s/ Laurie B. Smilan

Laurie B. Smilan, Esq
Michele E. Rose, Esq.
11955 Freedom Drive, Suite 500
Reston, VA 20190-1000
Telephone: (703) 456-1000
Facsimile: (703) 456-1001

Michael J. Faris, Esq.

LATHAM & WATKINS LLP
Sears Tower, Suite 5800
Chicago, IL 60606
Telephone: (312) 876-7700
Facsimile: (312) 993-9767

Counsel for Defendants Pro Quest Company,
Alan W. Aldworth and Kevin G. Gregory

KATTEN MUCHIN ROSENMAN LLP

/s/ Joni S. Jacobsen

David H. Kistenbroker, Esq.
Joni S. Jacobsen, Esq.
525 West Monroe Street
Chicago, IL 60661-3693
Telephone: (312) 902-5200
Facsimile: (312) 902-1061

Counsel for Defendant James P. Roemer

BUTZEL LONG, P.C.

/s/ George Donnini

David Dumouchel, Esq.
Sheldon Klein, Esq.
George Donnini, Esq.
150 W. Jefferson
Detroit, MI 48226
Telephone: (313) 225-7022
Facsimile: (313) 225-7080

Counsel for Defendant Scott A. Hirth